Exhibit 99.1

For Immediate Release

Contact:            Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Announces Results of Consent Solicitation

Corona, California (April 21, 2008) – Vineyard National Bancorp (NASDAQ:VNBC) (the “Company”), parent company of Vineyard Bank, N.A. (“Vineyard”) and other subsidiaries, today announced that the results of Jon Salmanson and Norman Morales’ consent solicitation have been certified by IVS Associates, Inc., the independent inspector of elections.  Based on that certification, all of the proposals that were the subject of the consent solicitation were approved by a majority of the Company’s shareholders.  As a result, Messrs. Salmanson and Morales’ proposals regarding the amendments to the Company’s Amended and Restated Bylaws have been adopted.

Jim LeSieur, interim chief executive officer, said, “We are, of course, disappointed by this result in light of the objective recommendations made by all of the independent proxy advisory services against the consent solicitation by Messrs. Morales and Salmanson.  At such time as full information regarding the Company's strategy and slate of directors is presented, we believe that it will be clear that the Company's strategy and slate is in the best interests of shareholders.”

Important Additional Information

The Company plans to file with the Securities Exchange Commission (“SEC”) a proxy statement in connection with its 2008 Annual Meeting of Shareholders. Investors and security holders are advised to read the proxy statement and other materials filed by the Company related to the 2008 Annual Meeting of Shareholders, when available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.gov or by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board and one or more of its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the 2008 Annual Meeting of Shareholders.  Information regarding the names of the Company's Board and executive officers and their respective interests in the Company is set forth in the Definitive Consent Revocation Statement filed by the Company with the SEC on March 13, 2008 and will be set forth in the Company’s proxy statement related to the 2008 Annual Meeting of Shareholders.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona and the parent company of Vineyard, 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp.(collectively, "the exchange companies"). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and fourregional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Claraand Ventura, CA. The exchange companies are headquartered in Encinitas, CA. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com.  For additional information on the exchange companies,visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.